UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2013

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 25, 2013, the Board of Directors (the “Board”) of General Communication, Inc. (the “Company”) authorized an increase in the number of members of the Board from eight members to nine members with such new member designated as a Class I director whose term will expire at the annual meeting to be held in 2014.  Also on July 25, 2013, the Board appointed Bridget L. Baker as a new member of the Board.  In addition, Ms. Baker was appointed to serve as a member of the Nominating and Corporate Governance Committee.  On July 29, 2013, Ms. Baker accepted the appointment to serve on the Company’s Board.

The compensation of Ms. Baker will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on May 15, 2013.

There is no arrangement or understanding under which Ms. Baker was appointed other than as described in this Item 5.02(d).  There are no transactions involving Ms. Baker requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Baker serves as a Director on the Boards of the Cable Center at University of Denver and Pitzer College in Claremont, California.  Ms. Baker was a founder of CNBC and served as the President of NBCUniversal’s TV Networks Distribution from 2006-2012.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit
Number                                           Description
99.1                                Press release issued by General Communication, Inc. on July 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: July 30, 2013

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Exhibit Index

Exhibit
Number                                           Description
99.1                                Press release issued by General Communication, Inc. on July 29, 2013